Exhibit 5.2

LILLIS O’MALLEY OLSON MANNING POSE TEMPLEMAN LLP ATTORNEYS AT LAW

WILLIAM J. LILLIS

MICHAEL W. O’MALLEY

EUGENE E. OLSON

DANIEL L. MANNING, SR.

CHRISTOPHER R. POSE

JOEL B. TEMPLEMAN*

BRIDGET O’MALLEY KAUTZKY

DANIEL M. MANNING, JR.

*LICENSED IN IOWA & ILLINOIS

(ESTABLISHED 1917)

317 SIXTH AVENUE, SUITE 300

DES MOINES, IOWA 50309-4127

TELEPHONE (515) 243-8157

FAX (515) 243-3919

WWW.LILLISOMALLEY.COM

JOHN CONNOLLY, JR. (1891-1975)

GEORGE E. O’MALLEY (1905-1982)

JOHN CONNOLLY III (1918-1998)

BERNARD J. CONNOLLY (1920-1970)

C. I. MCNUTT (1901-1958)

STREETAR CAMERON (1957-2008)

November 30, 2018

Berkshire Hathaway Energy Company

666 Grand Avenue, Suite 500

Des Moines, Iowa 50309-2580

Ladies and Gentlemen:

We have acted as special Iowa counsel to Berkshire Hathaway Energy Company, an Iowa corporation (the “Company”). The Company has filed with the U.S. Securities and Exchange Commission (the “Commission”) a Registration Statement on Form S-4 (the “Registration Statement”), under the U.S. Securities Act of 1933, as amended (the “Securities Act”) and the prospectus included therein in connection with the offering by the Company of up to $1,000,000,000 aggregate principal amount of its 4.450% Senior Notes due 2049 (the “Exchange Notes”) in exchange for up to $1,000,000,000 aggregate principal amount of its outstanding 4.450% Senior Notes due 2049 (the “Initial Notes”).

The Exchange Notes are to be issued pursuant to the Indenture, dated as of October 4, 2002, between the Company and The Bank of New York Mellon Trust Company, N.A., as Trustee (the “Trustee”), as amended by the Second Supplemental Indenture thereto, dated as of May 16, 2003, the Fourth Supplemental Indenture, dated March 24, 2006, the Fifth Supplemental Indenture, dated as of May 11, 2007 (as so amended, the “Base Indenture”), as supplemented with respect to the Initial Notes by the Thirteenth Supplemental Indenture, dated as of July 25, 2018 (the “Supplemental Indenture”), by and between the Company and the Trustee. The Base Indenture, as supplemented by the Supplemental Indenture, is referred to herein as the “Indenture”.

In arriving at the opinions expressed below, we have examined originals, or copies certified or otherwise identified to our satisfaction as being true and complete copies of the originals, of the Indenture, the Initial Notes and form of the Exchange Notes and such other documents, corporate records, certificates of officers of the Company and of public officials and other instruments as we have deemed necessary or advisable to enable us to render these opinions. In our examination, we have assumed, without independent investigation, the genuineness of all signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as copies. As to any facts material to these opinions, we have relied to the extent we deemed appropriate and without independent investigation upon statements and representations of officers and other representatives of the Company and others.

Based on the foregoing and in reliance thereon, and subject to the assumptions, exceptions, qualifications and limitations set forth herein, we are of the opinion that (i) the Company has been duly incorporated, is validly existing and in good standing under the laws of Iowa and has all requisite power to execute, deliver and perform its obligations under the Indenture and the Exchange Notes, (ii) the execution and delivery of the Indenture and the Exchange Notes by the Company and the performance of its obligations thereunder have been duly authorized by all necessary corporate or other action and do not violate the charter or bylaws of the Company or any law, regulation, order, judgment or decree applicable to the Company, and (iii) the Indenture has been duly executed and delivered by the Company.

We render no opinion herein as to matters involving the laws of any jurisdiction other than the State of Iowa. This opinion is limited to the effect of the current state of the laws of the State of Iowa and the facts as they currently exist. We assume no obligation to revise or supplement this opinion in the event of future changes in such laws or the interpretations thereof or such facts.

LILLIS O’MALLEY OLSON MANNING POSE TEMPLEMAN LLP

November 30, 2018

We consent to the filing of this opinion as an exhibit to the Registration Statement, and we further consent to the use of our name under the caption “Legal Matters” in the Registration Statement and the prospectus that forms a part thereof. In giving these consents, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours, /s/ Joel B. Templeman Joel B. Templeman For the Firm